UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 4, 2011

ADVENTRX Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12390 El Camino Real, Suite 150, San Diego, California		92130
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-552-0866

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2011, Odysseas D. Kostas delivered notice to ADVENTRX Pharmaceuticals, Inc. (the "Company") of his resignation, effective as of May 5, 2011, as a director of the Company and from all committees of the Company’s board of directors. Dr. Kostas resigned due to other work commitments, and not due to any disagreement with the Company known to any of its executive officers on any matter relating to the Company’s operations, policies or practices.

The nominating and governance committee of the Company’s board of directors is conducting a search to identify a candidate as soon as possible to fill the vacancy created by Dr. Kostas’ departure. In the event a candidate is identified prior to the Company’s annual meeting of stockholders to be held on June 15, 2011, the effective date of such candidate's appointment to the board of directors is likely to be delayed until after the annual meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.

May 9, 2011	By:	/s/ Patrick L. Keran

Name: Patrick L. Keran
Title: President and Chief Operating Officer